                                                                   Exhibit 10.31

                                  DOVEBID, INC.
                                  -------------

                            AMENDMENT TO CONVERTIBLE
                          SUBORDINATED PROMISSORY NOTE


         This Amendment is entered into as of April 18, 2001, by and between Richard E. Schmitt ("Payee") and DoveBid, Inc., a Delaware corporation (the "Company"). This Amendment amends the terms and conditions of that certain Convertible Subordinated Promissory Note issued by the Company to Payee on March 2, 2000 in the principal amount of $1,425,000 (the "Note").

         Whereas, Payee and the Company desire to amend the Note on the terms and conditions set forth below;

         Now, therefore, in consideration of the foregoing and for other good and valuable consideration (receipt and sufficiency of which is mutually acknowledged), the parties agree as follows:

         1. Extension of Term. The second sentence of the Note is hereby amended to read as follows.

               "The Optional Convertible Debt (as defined below) will be due and payable in lawful money of the United States in full on March 2, 2004, unless the Optional Convertible Debt shall have been previously paid by the Company or converted pursuant to Section 2 below, in which case the portion of the Optional Convertible Debt that was converted shall be satisfied in full by virtue of such conversion and the issuance and delivery of fully paid and non-assessable shares of Conversion Stock to the holder of this Note as set forth in Section 2 below. The principal and accrued interest that does not constitute Optional Convertible Debt will be due and payable as follows: principal in the amount of $250,000 will be due and payable in lawful money of the United States in full on March 2, 2003 and principal in the amount of $462,500 and all accrued but unpaid interest will be due and payable in lawful money of the United States in full on March 2, 2004 (the "Maturity Date") in each case unless such principal and/or accrued interest shall have been previously paid by the Company or converted pursuant to Section 2 below, in which case the portion of the principal that was converted and all accrued but unpaid interest thereon shall be satisfied in full by virtue of such conversion and the issuance and delivery of fully paid and non-assessable shares of Conversion Stock to the holder of this Note as set forth in Section 2 below. Notwithstanding the foregoing, the Optional Convertible Debt shall be immediately due and payable in lawful money of the United States in full upon the sale, conveyance, lease, transfer or other disposition of substantially all of the assets of the Company to an acquirer who is not a reporting company under Section 13 or 15 of the Securities Exchange Act of 1934, as amended ("a Private Company"), or of a majority of the outstanding voting securities of the Company to a Private Company, in a single transaction or in a series of related transactions which occurs after March 2, 2002."

         2.    Definitions.
               -----------

               2.1 Definition of Mandatory Convertible Debt. A new definition is hereby added to the Note as Section 1.7 to read as follows: " `Mandatory Convertible Debt" shall mean all of the principal amount of this Note and all of the accrued but unpaid interest on this Note, as reduced by (i) any prepayments made by the Company as permitted in Section 4 hereof and (ii) any conversion pursuant to Section 2.2 of this Note."

               2.2 Definition of Optional Convertible Debt. A new definition is hereby added to the Note as Section 1.8 to read as follows: " `Optional Convertible Debt" shall mean $712,500 of the principal amount of this Note and all of the accrued but unpaid interest on such principal, as reduced by any prepayments made by the Company as permitted in Section 4 hereof."

               2.3 Definition of Conversion Stock. Section 1.2 of the Note is hereby amended to read as follows: " `Conversion Stock' shall mean shares of Common Stock of the Company, with respect to conversion of the Optional Convertible Debt, and shall mean Common Stock of the Company of the same class of common stock that is registered by the Company pursuant to an Initial Public Offering, with respect to conversion of the Mandatory Convertible Debt. With respect to Optional Convertible Debt, if the outstanding Common Stock of the Company shall hereafter be changed through a reorganization or recapitalization into shares of a different series or class of the Company's capital stock, the Conversion Stock shall thereafter mean the shares into which the Common Stock was changed."

               2.4 Definition of Conversion Price. Section 1.3 of the Note is hereby amended to read as follows: " The `Conversion Price' for Optional Convertible Debt shall mean $8.01 per share of Conversion Stock, as appropriately adjusted to reflect the effect of stock splits and combinations, stock dividends, recapitalizations and reorganizations of or on the Conversion Stock after the date hereof. For Mandatory Convertible Debt, the `Conversion Price' shall mean the price per share that is the exact middle of the price range stated in the Company's final amended registration statement on Form S-1, Form SB-1, Form SB-2 or a similar successor form pertaining to an Initial Public Offering that closes on before the Maturity Date. No conversion shall occur and there is therefore no Conversion Price with respect to an Initial Public Offering that closes after the Maturity Date."

         3. Conversion. Section 2 of the Note is hereby amended to read as follows:

                     "2.1   Mandatory Conversion. This Note and all of the
               outstanding Mandatory Convertible Debt shall be converted into Conversion Stock at the Conversion Price immediately prior to the first closing of an Initial Public Offering before the Maturity Date. For informational purposes, the Company shall provide the Noteholder with written notice (at the most recent address for the Noteholder provided to the Company by the Noteholder in writing) (i) within seven days after it files with the Securities and Exchange Commission any registration statement on Form S-1, Form SB-1 or Form SB-2 (or any similar or successor form) for an Initial Public Offering, and (ii) reasonably promptly following the closing of an Initial Public Offering. Conversion as described in this Section 2.1 shall occur only upon the closing of an Initial Public Offering, provided that (i) upon the closing of an Initial Public Offering, the conversion shall be deemed to have occurred immediately prior to the first closing of such Initial Public Offering, and (ii) as a condition precedent or condition subsequent to conversion (the election between which type of condition shall be the Company's sole election in the Company's sole discretion), the Noteholder must surrender this Note for conversion at the principal office of the Company. Incident to any conversion, the Conversion Stock will have those rights and privileges, and be subject to those restrictions, of the shares of Common Stock as set forth in the Company's Certificate of Incorporation, and the Noteholder will receive the rights and be subject to the obligations applicable to the purchasers of Common Stock, provided that the sale restriction specified in Section 2.6 below shall apply to the Conversion Stock. This Note shall not be convertible pursuant to this
               Section 2.1 and shall not be converted into Conversion Stock under this Section 2.1 if there is not an Initial Public Offering on or before the Maturity Date.

                     2.2    Optional Conversion.
                            -------------------

                            2.2.1   If not previously converted pursuant to
               Section 2.1 above, all of the outstanding Optional Convertible Debt may be converted, at any time prior to the Maturity Date, into Conversion Stock at the Conversion Price in the sole discretion of the Company. To elect to convert the Optional Convertible Debt, the Company shall send written notice of its election to the Noteholder prior to the Maturity Date. Noteholder will thereafter deliver the original Note to the Company at the Company's principal office for reissuance to reflect the conversion of the Optional Convertible Debt. Incident to any conversion, the Conversion Stock will have those rights and privileges, and be subject to those restrictions, of the shares of Conversion Stock as set forth in the Company's Certificate of Incorporation, and the Noteholder will receive the rights and be subject to the obligations applicable to the purchasers of Conversion Stock, provided that the sale restriction specified in
               Section 2.6 below shall apply to the Conversion Stock.

                            2.2.2 In the event of any conversion pursuant to this Section 2.2 prior to March 2, 2004, the Company shall pay to Noteholder, in cash, an amount equal to the lesser of (a) the United States state and federal capital gains tax imposed on Noteholder as a result of the receipt of such Conversion Stock or (b) an amount equal to the outstanding principal and accrued but unpaid interest then represented by this Note (the "Tax Payment"). The amount paid by the Company shall be offset first against any accrued but unpaid interest due hereunder and then against the outstanding principal amount of this Note. Upon conversion of this Note pursuant to this Section 2.2 and calculation of Noteholder's capital gains tax therefor, Noteholder will give the Company at least 30 days prior written notice thereof to permit the Company to verify the capital gains calculation made by Noteholder and will deliver such information to the Company as may be necessary to conduct such verification. The Tax Payment shall be made by the Company after the 30-day verification period but need not be paid earlier than 10 days prior to the time Noteholder's capital gains tax must be paid in connection with conversion of this Note as provided in this Section 2.2 above.

                            2.2.3 If the Company fails to deliver the written notice of conversion provided for in Section 2.2.1 prior to the Maturity Date, the conversion right of the Company that is set forth in this Section 2.2 shall terminate on the Maturity Date.

                     2.3 No Fractional Shares. No fractional shares will be issued on conversion of this Note. If on any conversion of this Note a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

                     2.4 Reservation of Stock. Prior to any conversion of this Note pursuant to this Section 2 above, the Company will take such corporate action and obtain such government consents and approvals as may, in the reasonable opinion of its counsel, be necessary to authorize the issuance of a sufficient number of shares of Conversion Stock into which this Note is to convert.

                     2.5 Fully Paid Shares; Certificates. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable. The certificates representing the shares of Conversion Stock issued upon conversion hereof shall be delivered to the holder against surrender of this Note. The holder, by accepting this Note, undertakes and agrees to accept such shares of Conversion Stock in full satisfaction of the Optional Convertible Debt or of the Mandatory Convertible Debt, as the case may be, that is outstanding as of the effective date of conversion in accordance with the terms of this Note. Anything to the contrary in this Note notwithstanding, the Company's obligation to issue shares of Conversion Stock to any holder of this Note is expressly conditioned upon compliance of such issuance with applicable federal and state securities laws without registration or other qualification thereunder.

                     2.6 Restriction on Sale. Upon and following any conversion pursuant to this Section 2, no holder of any Conversion Stock shall effect any sale or distribution of any of the Conversion Stock (which shall include any and all voting securities received by such holder as or in connection with a stock dividend, stock split or other recapitalization or similar distribution on or in respect of the Conversion Stock) or any of the Company's other equity securities, or of any securities convertible into or exchangeable for such securities, during the period beginning on the closing of the Initial Public Offering and ending 180 days after such closing. The certificate(s) representing the shares of Conversion Stock issued upon the conversion of this Note shall be legended to reflect such restriction on sale.

                     2.7 No Rights or Liabilities as Shareholder. This Note does not by itself entitle the Noteholder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder shall cause such holder to be a shareholder of the Company for any purpose by virtue hereof.

                     2.8 No Other Conversion. The conversion provisions set forth in this Section 2 constitute the sole methods by which this Note will convert."

         4. Effect of Prepayments. There is hereby added an additional sentence at the end of Section 4 of the Note to read as follows: "In the event of any partial prepayment of the Note, the amount prepaid shall be credited towards the Optional Convertible Debt and/or any portion of the Mandatory Convertible Debt that does not constitute Optional Conversion Debt, as specified at the time of such prepayment by the Company, in its sole discretion, until the
Note is repaid in full."

         5. Effect of Amendment. This Amendment will be effective as of the date first set forth above, upon execution of this Amendment by the Company and Payee. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, will constitute one and the same Amendment. Except as expressly provided above, the terms and conditions of the Note remain in full force and effect, unmodified, as of the date hereof. None of the rights of Payee under the Note or this Amendment shall be terminated, waived, or otherwise adversely affected by any termination by Payee or the Company of Payee's employment with the Company.

         In Witness Whereof, Payee and the Company have executed this Amendment to Convertible Subordinated Promissory Note, in the case of the Company by a person duly authorized to do so.

THE COMPANY: DOVEBID, INC.               PAYEE: RICHARD E. SCHMITT



By: /s/ Anthony Capobianco                       /s/ Richard E. Schmitt
   --------------------------------      ---------------------------------------
                                                (Signature of Payee)
Title: VP and General Counsel
      -----------------------------